Exhibit 10.1

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

AETNA MARKETING AGREEMENT
FOR UPLINE LICENSED AGENTS AND AGENCIES

GROUP MEDICARE ADVANTAGE PLANS, MEDICARE ADVANTAGE PLANS
WITH MEDICARE PRESCRIPTION DRUG COVERAGE AND
MEDICARE PRESCRIPTION DRUG PLANS

This Upline Marketing Agreement (this “Agreement”), is made between Aetna Life Insurance Company, a Connecticut corporation, on behalf of itself and its affiliates (“Aetna”), and the undersigned Upline (“Upline”) (individually, each a “Party,” and collectively, “Parties”). This Agreement shall become effective as of the Effective Date (as defined herein).

Whereas, Aetna desires to contract with Upline in order for Upline to provide certain Sales and Referral services as are defined in this Agreement for Medicare Advantage and Part D retiree only employer group waiver plans (hereinafter “EGWP Products”) to employers, labor organizations, and the trustees of a fund established by one or more employers or labor organizations (or combination thereof) (“Target Customers”);

Whereas, Upline desires to provide such Sales and Referral services in connection with Target Customers of EGWP Products through its Principal and other Licensed Agents;

Whereas, Upline will secure additional arrangements with downstream agencies consisting of at least one organization, all of whom shall be appropriately licensed to provide sales and referrals services consistent with this Agreement;

Now, therefore, the Parties agree as follows:

To signify they have read, fully understand, and agree to the terms and conditions of this Agreement set forth below, the Parties have signed below:

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

AETNA LIFE INSURANCE COMPANY

By:	/s/ Richard Frommeyer, Jr.
Name: Richard Frommeyer, Jr.
Title: Vice President, Group Medicare

Date:

Effective Date of Agreement: June 30, 2016

Aetna’s signature on this Agreement shall be deemed null and void if Aetna deems the following requirements not satisfied:

Upline’s (or if Upline is an entity, Principal’s) background check is satisfactory in Aetna’s sole discretion;

Upline (or if Upline is an entity, Principal) does not appear on the OIG List (defined herein) or Specially Designated Nationals and Blocked Persons list published by the Office of Foreign Assets Control of the U.S. Department of Treasury;

Upline (and if Upline is an entity, Principal) is properly licensed in the states in which Upline’s Licensed Agents intend to Sell;

Upline (and if Upline is an entity, Principal) is properly appointed, as required by state law;

nomoreforms™ contracting process is complete.

For purposes of Section 10.6 of this Agreement:

Postage Address:

Aetna
Broker Services Department
2222 Ewing Road
Moon Township, PA 15108
Telephone Number: (866) 714-9301
Fax: (724)741-7285
Email Address: BrokerSupport@aetna.com

The Producer Guide, which supplements this Agreement, is binding upon Upline and Licensed Agents. The Producer Guide and other information is available at:

UPLINE

(Type name of individual or entity entering into this Agreement)

Grandparents Insurance Solutions, LLC

By:	/s/ Steven E. Leber

Name of Signatory:	/s/ Steven E. Leber

Title:

If entity, indicate entity type (corporation, limited liability company, etc.) and state of formation:

Limited Liability Company
Florida

Tax ID No.: 46-11407087____________

For purposes of Section 10.6 of this Agreement:

Name/Title of contact person:

__Steve Leber_____

Postage Address: __589 8th Avenue, New York, NY 10018 ______________

Telephone Number: _(646) 839-8810__

Facsimile: _(646) 654-6106__

Email Address: Steve@Grandparents.com

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

SECTION 1 - DEFINITIONS AND USAGE OF TERMS

For purposes of this Agreement, the following definitions will apply:

Agent: means a Designated Agent, Downline Agent, Designated Agent or Licensed Agent. The term Agent shall also include Principal unless otherwise indicated and who is ready to sell.

Annual Certification Process: means the mandatory training programs, as applicable to Upline, Principal, Designated Agents, Licensed Agents and Downline Agents, and related testing for the then current year as set forth in the Producer Guide.

Certified: means the status achieved based on successfully completing the Annual Certification Process.

CMS: means the Centers for Medicare and Medicaid Services, the agency within the Department of Health and Human Services that administers the Medicare program.

Complaint: means a review, investigation, proceeding, CTM, complaint or inquiry, made by any individual, federal or state governmental authority, court or other tribunal of competent jurisdiction regarding Upline, an Agent or Aetna, and with respect to an EGWP Product or any activities contemplated by this Agreement.

CTM: means a complaint identified in CMS’ complaint tracking module.

Designated Agents: means, for purposes of Sales, any licensed insurance agent or broker of any state or territory who (i) has been recruited by Downline Agent, and (ii) has entered into an agreement with Downline Agent or is an employee of Downline Agent and shall participate in Selling.

Downline Agents: means, for purposes of Sales, any Licensed Agent who (i) has been recruited by Upline, and (ii) has entered into an agreement with Upline to participate in Selling.

Effective Date: means the date specified on the signature page.

Enrollee means a retire of a Target Customer who has signed up for an EGWP Product offered by Aetna.

HIPAA: means the Health Insurance Portability and Accountability Act of 1996, as amended from time to time.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Laws: means any local, state, and federal laws, statutes, regulations, rules, codes, ordinances, orders, decisions, licensing requirement, regulatory guidance, pronouncements, and instructions, declarations, decrees, directives, legislative enactments, other binding restrictions or requirements of or by any governmental authority, any interpretation of any of the foregoing by a governmental authority having jurisdiction or authority over the Parties or any modified or supplemented version of the foregoing items, which applies to or affects the services provided or the other obligations of the Parties hereunder. “Laws” includes, but is not limited to HIPAA, the regulations, guidance, and instructions issued by CMS (including, but not limited to the MMG), the Medicare Improvement for Patients and Providers Act, the False Claims Act (31 U.S.C. §§ 3729 et seq.), the anti-kickback statute (42 U.S.C. § 1320a-7b(b)), and laws or regulations applicable to insurers, Licensed Agents and brokers.

Licensed Agent(s): means, for purposes of Sales, any licensed insurance agent or broker of any state or territory who (i) is an employee of Upline who is appropriately licensed to sell; or (ii) who has been recruited by Upline and has entered into an agreement with Upline to participate in Selling.

EGWP Product Enrollee: means an individual who is enrolled in an EGWP Product pursuant to this Agreement.

MMG: means the Medicare Marketing Guidelines as published annually by CMS.

Part D Plan(s): means those stand-alone Medicare Part D prescription drug plans offered by Aetna, approved by CMS and available for Selling or Referring under this Agreement to an eligible retiree of a Target Customer on a group basis.

Principal: means the individual who is an employee, owner, member or partner of Upline, and appointed by Upline to act on behalf of Upline. Upline has granted such individual authority to legally bind Upline to the terms and conditions of this Agreement. For purposes of this Agreement, Principal is Steve Leber, Upline’s Chief Executive Officer.

Producer Guide: means an online guide (as updated periodically) which contains Aetna’s rules and processes for Agents and Upline regarding Sales. The Producer Guide also includes sales support tools and sales and distribution policies to guide Agents on the process of contracting, certifying, and managing Sales. The Producer Guide is incorporated herein by reference.

Ready to Sell: means Upline, Principal or Agent, as applicable, satisfies all of the following requirements (i) has completed and maintains compliance with all Aetna and CMS requirements for Selling specified in the Producer Guide, (ii) is Certified, (iii) has been appointed by Aetna where required by Law, and (iv) has received a written confirmation from Aetna specifying that Upline, Agent, Downline Agent or Designated Agent as applicable, has completed all such requirements and may commence Selling a particular EGWP Product in a particular state, as specified therein.

Refer or Referral: means the transfer by a Licensed Agent to Aetna of a Target Customer who has expressed interest in purchasing an EGWP Product but with whom a Licensed Agent was unable to complete a Sale.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Sale(s): means a completed contract with a Target Customer relating to an EGWP Product for retirees or qualified individuals of a Target Customer that has been executed by Aetna as a direct result of Upline’s, Principal’s, a Licensed Agent’s or a Downline Agent’s actions in compliance with this Agreement and an individual’s completed enrollment in an EGWP Product and confirmation by CMS of such, or confirmation from CMS that the Medicare beneficiary has chosen to remain enrolled in his/her existing EGWP Product.

Sell or Selling: means marketing, soliciting, offering and/or presenting EGWP Products for a potential Sale to a Target Customer pursuant to this Agreement.

SECTION 2 - AUTHORIZATION

2.1	Authorization of Upline. Subject to the terms and conditions of this Agreement, Aetna hereby appoints and authorizes Upline to: (a) Sell EGWP Products to Target Customers in the States set forth in Exhibit A through Agents; and (b) perform the duties described in this Agreement and in the Producer Guide, as applicable, in accordance with Laws and such reasonable rules and instructions as may be provided in writing by Aetna to Upline.

2.2	Limit of Authorization. Upline, and its Licensed Agents, shall have no authority to: (a) make, alter, modify or discharge any policy or contract for Aetna; (b) extend any provision of a policy or contract; (c) reject or make any other determination on a Target Customer’s contract or prospective EGWP Product Enrollee’s enrollment application; (d) quote extra rates for special risks; (e) extend the time for making payments; (f) make endorsements; (g) incur any debts or expenses for which Aetna may be liable; (h) waive, alter or amend the performance, provisions, terms or conditions of any contract for Aetna; (i) accept or collect any applicable premiums for an EGWP Product or money from a Target Customer; (j) adjust or settle any claim or commit Aetna to pay any loss occurring under an EGWP Product; or (k) bind Aetna in any way. Except as permitted and/or required by this Agreement, Upline and Agents are not authorized to make any payment to any party in connection with this Agreement or any EGWP Products.

2.3	Applicability of Agreement. This scope of this Agreement is limited to EGWP Products and associated Sales to and Referrals of Target Customers. Any other agreement between Aetna and Upline currently in effect or subsequently entered into shall be governed by its respective terms with respect to the subject matter therein.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

SECTION 3 - OBLIGATIONS OF UPLINE

3.1	Generally Applicable to Sales,

a.	Compliance.

The following provisions apply to Upline and Agents, as applicable:

(i)	Upline shall, and shall cause Agents to, adhere to Laws and all of Aetna’s written policies, rules, and field communications applicable to Sales and Referrals of EGWP Products (including those contained in the Producer Guide), any specific instructions provided by Aetna’s Vice President of Group Medicare or his designee regard the Selling of and enrollment in EGWP Products, and the terms and conditions of this Agreement (collectively referred to herein as “Aetna Requirements”).

(ii)	Upline shall maintain appropriate licensure (including agency licenses, as applicable) in accordance with Laws in each state in which an Agent is Selling. In addition, Upline shall ensure that Agents are properly licensed in accordance with Laws in each state. Upline shall promptly notify Aetna within forty eight hours (48) hours if Upline’s or any Agent’s license expires or is suspended or revoked.

(iii)	Upline shall perform those services which are identified in Exhibit C, which is attached hereto and incorporated herein by reference, and which services are further described in the Producer Guide for both its Licensed Agents and Downline Agents and their Designated Agents.

b.	Obligations of Upline with respect to Sales.

The following obligations are applicable to Upline, Principal and Agents who are Selling or intend to Sell.

(i)	In addition to other requirements set forth in this Agreement, in order to Sell and receive compensation under this Agreement for a Sale (including subsequent Renewals) or a Referral, Principal and any other Agent involved in the Sale or Referral must have and maintain Ready to Sell status.

(ii)	Upline shall conduct periodic training programs on Selling for its Licensed Agents and other employees. Upline shall ensure that none of its Agents Sells on Aetna’s behalf unless such Agent is Ready to Sell.

(iii)	Upline warrants it has at least three (3) Licensed Agents directly employed by Upline who are licensed insurance agents who are properly Certified and appointed in all fifty (50) States. During the Term of this Agreement, Upline shall continue to hire, recruit, and train Licensed Agents as needed for Sales, and require each additional Agent to comply with all of the requirements under this Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(iv)	Solely with respect to the Principal, Upline agrees that the Principal shall obtain a New York State insurance agent license to Sell the EGWP Products and shall obtain the appropriate non-resident insurance agent licensure in the other 49 states by September 30, 2016; provided that such deadline for Principal to secure all such licenses may be extended by one thirty (30) day extension. Upon receiving his New York health insurance agent license, Principal shall immediately pursue all of the applicable requirements and become Ready to Sell by no later than October 1, 2016. Principal shall not engage in Selling or Refer a Target Customer to Aetna, nor shall Principal be eligible for any compensation under this Agreement, until Principal is Ready to Sell.

(v)	Upline shall obtain and maintain a copy of the following for each Downline Agent, as applicable: (A) state insurance agent license for each state in which the Agent intends to Sell; (B) a completed contract information sheet and hierarchy transmittal form; (C) a W-9 Request for Taxpayer ID Number; and (D) evidence that each Agent is Certified. In addition, Upline shall provide Aetna with a copy of an executed agreement with each Downline Agent (the “Downline Contract”). Upon request by Aetna, Upline shall submit copies of all of the foregoing documents to Aetna, in a manner established by Aetna.

(vi)	Upline agrees to work with Aetna to set up appropriate processes for completion of any required documentation, including use of forms or the nomoreforms process for keeping track of Agents and payments, as solely determined by Aetna including to meet compliance requirements.

3.2	Downline Agent and their Designated Agents. Upline warrants and represents that it is authorized to bind its Downline Agent(s) to comply with the terms and conditions of this Agreement applicable to such Downline Agent(s). Upon notice to Upline and as frequently as determined by Aetna, Aetna shall have the right to audit Upline’s payments to its Downline Agent(s) and their Designated Agents for Sales, as well as any charge backs assessed against them.

3.3	Presentation of EGWP Products for Sales.

a.	Upline shall assist Agents with Selling EGWP Products. Upline, in order to earn the Sales compensation under this Agreement, must be primarily responsible for the Sale as evidenced by Upline’s or Principal’s designation as the Agent of Record by the Target Customer. Upline shall, and shall require Agents, to:

(i)	present EGWP Products to Target Customers in a factually accurate manner and in accordance with Aetna Requirements;

(ii)	not present the EGWP Products to groups or entities that Upline and/or its Agent(s) know are not qualified for EGWP Products based upon CMS and/or Aetna criteria then in effect;

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(iii)	not materially misrepresent Aetna, the EGWP Products or Aetna’s health care delivery system; and

(iv)	utilize only Aetna authorized or approved Selling materials.

b.	Sales Events. If Upline or an Agent intends to conduct a meeting or other event for a Target Customer, Upline shall provide advance written notice to Aetna’s Vice President of Group Medicare or his designee at least ten (10) days in advance of such meeting. Upline shall not attend, conduct or participate in such a meeting or event without providing Aetna with prior notice of any such meeting or event in accordance with Aetna Requirements and obtaining Aetna’s consent to such meeting or event. In addition, Upline agrees to coordinate with Aetna as instructed by Aetna’s Vice President of Group Medicare or his designee and comply with Aetna Requirements regarding the conduct of any meeting or event with a Target Customer. Upline shall comply with any instruction by Aetna’s Vice President of Group Medicare or his designee to discontinue or not initiate Selling with respect to a particular Target Customer for any reason including, but not limited to, Aetna is already (directly or indirectly) pursuing the sale of an EGWP Product to such Target Customer.

3.4	Complaints. Upline shall promptly report to Aetna any Complaints of which Upline becomes aware, which shall include Complaints directed at Agents. Upline shall provide to Aetna a copy of any Complaint. Upline shall cooperate, and shall cause its Agents to cooperate, with Aetna in the investigation and resolution of any Complaint and in the implementation of any corrective action plan developed to respond thereto. Upon receipt of a request from Aetna for information with respect to a Complaint, Upline shall, or shall require Agent to, respond to such request no later than five (5) business days, or if required for Aetna to be in compliance with Laws, no later than forty-eight (48) hours. If a Complaint is addressed to Aetna or relates to an EGWP Product, Aetna shall be solely responsible for developing and submitting responses thereto. If a Complaint is addressed to Upline and pertains to Upline or an Agent’s sales practices or activities not contemplated by this Agreement, Upline shall be responsible for developing a response thereto, which Upline shall present to Aetna for its review approval before submission. Aetna shall be responsible for responding to any other Complaint. Upline shall reimburse Aetna for any fines or penalties imposed, awarded or assessed against Aetna as result of Upline’s or an Agent’s actions. Aetna may recoup such fines or penalties by offsetting such amounts against any compensation amounts due from Aetna to Upline or Agents under this Agreement or other compensation due from Aetna to Upline or Agents.

3.5	Inform Licensed Agents. Upline shall regularly inform Agents through appropriate communications, including e-mails, mailings and seminars, of changes in Aetna Requirements. Upline shall provide to Aetna a copy of any written material prepared by Upline and provided to Agents, whether provided via e-mail, regular mail or in-person, for purposes of educating Agents on Aetna, EGWP Products and Aetna Requirements.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

3.6	Maintain Insurance. Upline shall maintain errors and omissions insurance reasonably sufficient to cover any liability, but no less than the amounts specified in the Producer Guide that shall also cover Agents. Such insurance policy must cover liability that Upline may incur as a result of Selling EGWP Products and liability for Upline’s actions or omissions related in any way to this Agreement. For any Agents not covered by Upline’s insurance, Upline shall require such Agents to maintain insurance in accordance with this Section.

3.7	Maintenance of Records. Upline shall maintain, and provide access to, complete and accurate records as set forth in Exhibit D (including Schedule D-l thereto), which is attached hereto and incorporated herein by reference.

3.8	Regulatory Provisions. Upline agrees that it will comply with, and that it will require its Agents to comply with, all the provisions set forth in Exhibit D (including Schedule D-l thereto). Upline shall place substantially similar provisions in its Downline Contracts.

3.9	Appointment of Licensed Agents. Aetna and Upline agree that Aetna may require Upline or Agent to be responsible for any fees associated with the appointment of the Agent by Aetna, In its sole discretion, Aetna may refuse to appoint, refuse to grant Ready to Sell status, or discontinue or terminate the appointment of any Licensed Agent, or any Downline Agent and their Designated Agents at any time. In the case of termination, Aetna will comply with any written notice requirements of applicable state law.

3.10	Upline and Agent Actions.

a.	Upline shall notify Aetna within ten (10) calendar days upon becoming aware of any information about Upline, or an Agent as to items (i), (ii), (iii), (iv), (v), (viii) (ix) and (x) below. Further, upon notice from Aetna, Upline shall, as applicable, promptly cease, or prohibit such Agent from, Selling or Referring, if Aetna determines Upline or such Agent:

(i)	Is or has been charged with criminal conduct;

(ii)	Is excluded from the Medicare program or any other federal or state health care program;

(iii)	Violated a law, regulation or CMS guidance regarding the marketing, offering or sale or distribution of Medicare plans or products;

(iv)	Intentionally or recklessly misrepresented the provisions, benefits or any details in regards to an EGWP Product;

(v)	Acted in a mannter that is materially detrimental to Aetna, as determined by Aetna in its sole discretion.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(vi)	Caused an unacceptable number of CTMs as determined by Aetna in Aetna’s sole discretion;

(vii)	Has an unacceptable number of Rapid Disenrollments, Target Customer applicant cancellations of enrollments in EGWP Products prior to the effective date of coverage, and/or material number of disenrollments in EGWP Products by the EGWP Product Enrollee, as determined by Aetna, in Aetna’s sole discretion;

(viii)	Failed to cooperate as determined solely by Aetna, in an investigation of a Complaint;

(ix)	Appeared on the “Specially Designated Nationals” or “Blocked Persons List” published by the Office of Foreign Assets Control of the Department of Treasury; or

(x)	Requested compensation for a Sale that Upline or Agent did not Sell.

SECTION 4 - OBLIGATIONS OF AETNA

4.1	Duty to Pay. For Sales and Referrals that comply with the terms and conditions of this Agreement, Aetna shall make payment directly to Upline in accordance with Exhibit B.

4.2	Monitoring by Aetna. Aetna shall monitor all responsibilities performed by Upline on an ongoing basis. Aetna is ultimately responsible to CMS for the performance of all services under this Agreement.

4.3	Changes in EGWP Products. Aetna will provide written notice to Upline of any changes to EGWP Products either within fifteen (15) days of CMS approval of such changes or ten (10) days prior to the annual enrollment period.

4.4	General Obligations of Aetna. Aetna shall be responsible for the following:

a.	Creating and furnishing to Upline all marketing materials, which could include materials Upline has to print, for the EGWP Products and obtaining any required CMS approval for such marketing materials;

b.	Completing the contract and close the Sale with a Target Customer from the Sales activity of Upline or Agents, including processing enrollment applications and submitting them to CMS, enrolling qualified applicants in EGWP Products upon verification from CMS, and issuing required policies, certificates, ID cards and correspondence;

c.	Billing and collecting all premiums from Target Customers and/or EGWP Product Enrollees, as applicable, in accordance with CMS requirements; and

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

d.	Notifying Upline of any Target Customers that Upline and/or its Agents should not target to Sell due to Aetna’s prior or current involvement including but not limited to other Aetna representatives or other agent/broker actions that have/are taking place or are in progress with respect to any such Target Customer.

4.5	Aetna may also implement certain remedial actions from time-to-time to address inappropriate behavior by Upline, Principal, or any other Agent. These actions may include verbal warnings, written warnings, addition of Upline, its Agents of Upline to Aetna’s agent oversight watch list, focused education of Upline, Principal, Agent, direct oversight (e.g., ride-along assessment), re-training and re-testing on relevant criteria, commission holds and probationary periods in accordance with the terms of this Agreement. Aetna may also report Upline, Principal or Agent to CMS and/or the applicable state Departments of Insurance, as appropriate.

SECTION 5 - MEMBERSHIP

5.1	No Rolling of Membership. Upline agrees that it will not induce, or attempt to induce for Upline’s own benefit any EGWP Product Enrollee to terminate its relationship with Aetna. This provision shall survive termination of this Agreement.

SECTION 6 - COMPENSATION

6.1	Upline Compensation.

a.	During the Term of this Agreement, Aetna will pay compensation for all completed Sales, as described herein and as further detailed in Exhibit B. With respect to completed Sales made by Downline Agent, Upline shall compensate the Downline Agent in accordance with the applicable Downline Contract. Upline agrees that if it retains any fees from the compensation due a Downline Agent as consideration for Upline’s administrative services, including for those services set forth on Exhibit C, Upline shall fairly compensate the Downline Agent and only retain an amount that is fair market value for Upline’s services. Aetna may recoup, by means of an offset or otherwise, any compensation paid to Upline that was not in accordance with the requirements of this Agreement or Aetna Requirements.

b.	Downline Agent and Designated Agent Compensation. Upline acknowledges and agrees that Upline is solely responsible for compensating its Downline Agent(s) and their Designated Agents for any Sales. Upline agrees that such compensation is subject to and shall comply with Laws (including CMS requirements related to the compensation of agents/brokers). Upline hereby represents that it has the authority to receive and accept compensation payments on behalf of its Downline Agent(s) and their Designated Agents. Upline shall disclose to Aetna any compensation or performance based compensation based on Sales as needed by Aetna or as required by Law for Aetna’s reporting purposes. To the extent Aetna applies an offset, chargeback or reduction to compensation paid to Upline for a Sale by a Downline Agent, Upline shall apply the same offset, chargeback or reduction to the Downline Agent, as applicable.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

c.	Aetna will pay compensation for completed Renewals in accordance with the terms set forth in Exhibit B while this Agreement is in effect, and if the Agreement is terminated by a Party without cause. However, in order to receive compensation for a Renewal, Upline must comply with the requirements set forth in this Agreement, including all requirements in Exhibits B and C. In addition, if Upline or its Licensed Agents target (i) any of Aetna’s existing EGWP customer business, or (ii) target and move any of Aetna’s existing group business to another carrier or product, Aetna shall not pay any Renewals for any completed sales that are subject to completed Renewals. Further, as a penalty for Upline moving any business from Aetna, Upline shall owe Aetna three (3) years of fees as set forth in Exhibit B subsection A paragraph 2 for such customer based on the total number of EGWP Product Enrollees who were enrolled in such group customer’s product at the time it was terminated and moved. .

d.	Following termination of this Agreement, if an EGWP Product Enrollee or Target Customer contacts Upline or one of its Agents seeking advice on EGWP Products, Upline or Agent shall direct such EGWP Product Enrollee or Target Customer to Aetna’s customer service. Should Upline or Agent fail to do so, Aetna may, in its sole discretion, terminate payment of compensation for Renewals applicable to such EGWP Product Enrollee.

e.	Where Upline, Principal or Agent involved in a Sale ceases to be Ready to Sell for any period during which compensation would be payable with respect to a Renewal (“Lapsed Period”) compensation shall not be payable on such Renewal during the Lapsed Period. In the event Upline, Principal or Agent, as applicable, subsequently becomes Ready to Sell to, no retroactive compensation shall be payable by Aetna, but Upline, Principal or Agent, as applicable shall be eligible to earn compensation for Renewals again beginning the first day of the month following the end of the Lapsed Period, however no Initial Fee (as defined in Exhibit B) shall be payable for new enrollments received after the original effective date of a Target Customer’s group EGWP Product policy. -

6.2	Electronic Payment. In general, all compensation due under this Agreement will be made by electronic fund transfer. Upline must execute all documents reasonably necessary for Aetna to effectuate electronic fund transfers into Upline’s bank account. Aetna may decline, in its sole discretion, to pay compensation to Upline until such documentation is fully and accurately completed and Upline’s bank accepts such fund transfers.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

6.3	Adjustment of Compensation. Aetna may adjust the compensation in Exhibit B upon thirty (30) days’ prior written notice to Upline, or sooner if there is a change in Laws affecting such compensation.

6.4	Compensation Paid in Error.

6.4.1	In the event Aetna pays compensation to Upline due to error, regardless of the Party responsible for the error, Aetna may collect such amount thereof directly from Upline, or offset any future compensation owed to Upline, within twenty four (24) months of discovering the erroneous payment. Aetna shall provide Upline with information supporting the amount of any offset taken pursuant to this provision.

6.4.2	In the case of an underpayment, Aetna shall pay such amount due to Upline; provided, however, that: Aetna is not required to pay any amount due to Upline if (a) in the case of an underpayment or no payment, Upline does not notify Aetna of such underpayment within twenty four (24) months of the date of the underpayment or (b), for a missing payment, Upline does not notify Aetna of the missing payment within twenty four (24) months of the Target Customer’s EGWP Product Enrollee’s policy effective date. If Aetna has initiated a collection related to compensation overpayment within the twenty four (24) month period described in the preceding section, then there shall be no time limit, subject to State law, on Aetna’s ability to pursue collections. The twenty four (24) month limitation on Aetna’s ability to recoup or offset erroneous compensation (as described in 6.4.1 above) shall not apply, and there shall be no time limitation on Aetna’s ability to recoup or offset amounts (i) in cases of fraud or violation of Laws by Upline or its Licensed Agents or (ii) related to a determination by CMS that a person was improperly enrolled or not enrolled in an EGWP Product. In instances where Upline or Agent was paid compensation that was in violation of Laws or which involved fraud, Aenta also shall have the right, without time limitation, to offset any amounts due from Upline to Aetna under this Agreement against any amounts payable to Upline under this Agreement or otherwise. These rights are in addition to any other rights or remedies Aetna may have under this Agreement or otherwise.

6.5	Termination of an EGWP Product. In accordance with Laws, Aetna may terminate EGWP Product policies then in effect, and Aetna shall have the sole right at all times to reject any applications for EGWP Products. Aetna shall recoup or offset any amounts owed to Aetna by Upline (including future compensation) with respect to the time periods during which the EGWP Product policy was not in effect. Notwithstanding the foregoing, retroactive terminations of an EGWP Product Enrollee’s coverage under any EGWP Product policy shall comply with Laws and the applicable terms and conditions of the coverage.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

6.6	Direct Sales. In no event will any compensation for an Initial EGWP Sale that is completed as defined in Exhibit B be paid to Upline on Sales made by anyone other than Upline or its Agents. No payment shall be made for an EGWP Sale if Upline (or its Principal or Licensed Agent) is not the Agent of Record.

6.7	Rapid Disenrollment. Unless otherwise permitted by CMS guidance, if an EGWP Product Enrollee disenrolls or is disenrolled from an EGWP Product within three months of his or her enrollment in an EGWP Product (a “Rapid Disenrollment”), no compensation shall be paid by Aetna to Upline or for that Sale. If compensation is paid by Aetna for a Sale, and a Rapid Disenrollment thereafter occurs, then Upline shall refund such compensation paid by Aetna for each such enrollee. Aetna may deduct any compensation amounts paid to Upline for a Rapid Disenrollment from amounts Aetna otherwise owes to Upline. In order to not be a Rapid Disenrollment, the newly enrolled EGWP Product Enrollee must remain enrolled with Aetna into the fourth month, i.e., if the individual enrolled with Aetna on January 1, the individual must still be enrolled with Aetna on April 1 of the same calendar year. An enrollment that occurs during the fourth quarter of a calendar year is also not considered a Rapid Disenrollment if such individual remains enrolled through the end of the same calendar year. In addition, no recoupment, chargeback, refund or deduction shall be made if CMS guidance permits payment of compensation for such Rapid Disenrollment with respect to the period that the EGWP Product Enrollee was actually enrolled.

6.8	EGWP Product Changes. In the event that an EGWP Product Enrollee changes Aetna plans, compensation shall be payable (or not payable) in accordance with Exhibit Bas a Renewal.

6.9	Offsets. At any time, either before or after the termination of this Agreement, Aetna shall have the right to offset any amounts due from Upline to Aetna under this Agreement or otherwise against any amounts payable to Upline or its Agents. Aetna may utilize debt collection services and/or agent accreditation services for purposes of collecting debts of Agents or Upline, the costs of which shall be borne by Upline. These rights are in addition to any other rights or remedies Aetna may have under this Agreement or otherwise.

6.10	Suspension of Payments. Aetna may suspend payments of any kind to Upline and its Agents if Upline fails to comply with the requirements of this Agreement, is the subject of or involved in any Complaint, or fails to cooperate in Aetna’s investigation of a Complaint. Aetna shall provide Upline and Agent with notice of such suspension and such suspension shall remain in effect until the resolution of the issue that caused the suspension. If this Agreement is terminated with cause by Aetna during a suspension of payments, Aetna will cease paying any unpaid and future compensation both for Initial EGWP Sales and Renewals.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

6.11	No Additional Payment. Upline’s only form of compensation for Sales to or Referrals of Target Customers for EGWP Products shall be the compensation set forth in Exhibit B. Upline and Agents are prohibited from charging any Target Customer or EGWP Product Enrollee any fee or charge whatsoever in connection with an EGWP Product under this Agreement.

SECTION 7 - MARKETING MATERIALS

7.1	Promotional Material. Upline shall not broadcast, publish, advertise or otherwise distribute any material not originated by Aetna or referring to Aetna or the EGWP Products, or other insurance policies or products issued by Aetna or any of its affiliates, unless and until such material has been (a) submitted to Aetna for review and (b) approved by Aetna in writing. Aetna will approve or disapprove such promotional materials in writing within a reasonable time after submission (such time will include review and approval by CMS, where required).

7.2	Upline Marketing and Printing. Upline shall pay all expenses of operating its distribution channels. Costs for EGWP Product marketing materials shall be allocated as follows:

7.2.1	Aetna shall furnish to Upline and Licensed Agents, at Aetna’s expense, all standard EGWP Product forms, applications, and marketing materials that Aetna develops and utilizes for its own marketing of such products. Such materials shall be provided in reasonable amounts, as determined by Aetna in its sole discretion, upon a request by Upline or Licensed Agents.

7.2.2	Any custom forms, applications, over-prints or marketing materials requested and submitted to Aetna by Upline or an Agent, and approved by Aetna pursuant to this Section 7, shall be printed and distributed at Upline’s or Agent’s expense, unless otherwise agreed to by Aetna.

7.3	Ownership of Marks. The name, trade names, trademarks, graphics, trade devices, service marks, insignias, symbols, codes, logotypes, logos, and other brand elements (collectively, the “Marks”) and any advertising materials of a party are and at all times shall remain the property of the respective party (“Owning Party”). The non-Owning Party shall not use any such advertising materials or Marks without the prior written consent of the Owning Party, and shall otherwise use all such materials and Marks only in accordance with this Section 7. For the avoidance of doubt, neither Upline nor any affiliate of Upline may use Aetna’s names or Marks (including logos), or market or mention any Aetna Medicare Advantage plans or Aetna Part D plans or EGWP Products on any website or other online digital assets, without obtaining Aetna’s prior written consent through the appropriate process outlined in the Producer Guide.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

7.4	Co-Branding. In order to co-brand with Aetna, Upline must obtain Aetna’s prior written consent. To the extent that Upline engages in co-branding with Aetna, the following provisions shall apply:

a.	Advertising and marketing campaigns, events and activities. The Parties may engage in various means of featuring Aetna’s products and/or services in print or other advertising/communications media, subject to the applicable filing and/or approval processes described in Section 7. Such advertising and marketing may also include permissible promotion of co-marketed educational and wellness programs. The Parties shall cooperate in the development of any campaign, event or activity designed to promote Aetna’s products in any way, directly or indirectly. This includes educational campaigns, events or activities designed to educate prospective or existing Aetna members. At all times, Upline shall obtain Aetna’s advance written approval for a campaign, event or activity. The Parties acknowledge and agree that it is in the best interest of Aetna and Upline for Aetna to be involved in the early stages of any campaign, event or activity development so that Aetna may conduct any analysis it deems necessary and approve or disapprove of a campaign, event or activity proposal before significant resources are expended by either Party in its development.

b.	Regulatory Compliance. The Parties agree and acknowledge that all promotional and outreach activities undertaken under this Agreement shall comply with Laws (including, but not limited to, the MMG and HIPAA).

SECTION 8 - TERM AND TERMINATION

8.1	Term and Without Cause Termination. This Agreement shall be effective as of the Effective Date for an initial term of one (1) years (“Initial Term”), thereafter, this Agreement shall automatically renew for additional one (1) year terms (“Renewal Term”)(collectively Initial Term and Renewal Term shall be referenced as ‘Term” and shall continue until terminated in accordance with the terms of this Agreement). After the Initial Term, this Agreement may be terminated by a Party with at least ninety (90) days advance written notice to the other Party at any time during the Term.

8.2	Termination for Breach; Remedial Actions.

8.2.1	Except for those defaults specified in Section 8.4 and 8.5 for which no cure period is provided, if either Party defaults in the performance of any of its duties or obligations under this Agreement, the non-breaching party may terminate this Agreement upon fifteen (15) days prior written notice to the breaching party; provided, however, that the breaching party shall have the opportunity during the fifteen (15) day notice period to cure such breach, or, if Aetna is the non-breaching party, at Aetna’s option, the breaching party shall have the opportunity to agree to a performance improvement plan which is designed to cure the breach to Aetna’s satisfaction (“Corrective Action Plan”). If the breaching party fails to cure the breach and the Parties do not agree to a Corrective Action Plan, this Agreement shall automatically terminate on the 16th day from the date of initial termination notice, without further action of either Party being required. If the implementation of the Corrective Action Plan fails to cure the breach within the time set forth in the Corrective Action Plan, Aetna may terminate this Agreement upon fifteen (15) days’ prior written notice to Upline without providing an additional opportunity to cure. Any notice of termination delivered by a non-breaching party under this Agreement shall specify the nature of the alleged default or breach underlying the termination.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

8.2.2	Agent Oversight. Aetna may terminate this Agreement in the event that Upline fails to have at least three (3) Licensed Agents, and/or if Upline fails to provide a minimum level of services and compliance oversight as required by Aetna and CMS over its Agents, as set forth in this Agreement and the Producer Guide and Upline is unable to cure such failure within thirty (30) days of receipt of written notice from Aetna, which time frame may be extended by Aetna, in its sole discretion.

8.2.3	Aetna may terminate this Agreement upon thirty (30) days prior written notice in the event Principal fails to cure any violation of the requirements of Section 3.1(b)(iv), Obligations of Upline, with respect to Sales, prior to the expiration of such 30 day notice period.

8.2.4	Aetna may terminate this Agreement if Upline fails to comply with any remedial actions or alter/remedy any behaviors, warnings, education or other action directed by Aetna within thirty (30) days of Upline receiving notice of same.

8.2.5	If Upline, an Agent or Principal commits any of the actions set forth in 3.1, Aetna shall have the right to terminate this Agreement in accordance with Section 8.2.1 or Section 8.3, as applicable.

8.3	Immediate Termination of this Agreement with Cause by Aetna. This Agreement may be terminated by Aetna immediately for cause upon the occurrence of any of the following:

8.3.1	Upline’s exclusion from the Medicare Program or any other federal or state health benefit program;

8.3.2	Upline’s or its Principal’s appropriate license being suspended, revoked, or not renewed in a state in which Upline is performing services under this Agreement on behalf of Aetna.

8.3.4.	8.3.3 Any charges or indictments for an act of embezzlement, theft, fraud or dishonesty, and any felony charges or indictments of Upline or Principal that Aetna in its sole discretion determines would affect its reputation; An assignment of this Agreement by Upline in violation of Section 10.4 hereof;

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

8.3.5	Upline’s material violation of any law, regulation or CMS guidance in the opinion of Aetna regarding the marketing or distribution of EGWP Products;

8.3.6	Upline intentionally or recklessly misrepresents or induces any broker, agent or producer to intentionally misrepresent the provisions, benefits or premiums of any EGWP Product;

8.3.7	Upline causes an unacceptable number of CTMs as determined by Aetna in its sole discretion;

8.3.8	Upline appears on the Specially Designated Nationals or Blocked Persons List published by the Office of Foreign Assets Control of the Department of Treasury;

8.3.9	If required by Aetna, Upline’s failure to timely provide an annual attestation concerning compliance with first tier, downstream, and related entities requirements; or

8.3.10	Upline or its Agents made reckless, false, or misleading statements concerning Aetna, its EGWP Products, the amount of compensation for Sales, or there are actions with a Target Customer(s) which have the potential to cause Aetna either a compliance issue/action, the loss of good will, or other business with such Target Customer at Aetna’ sole discretion.

8.4	Immediate Termination of the Agreement with Cause by Upline. This Agreement may be terminated by Upline immediately for cause upon the occurrence of any of the following:

8.4.1	If Principal does not get his license by date set forth in Section 3.1(b)(iv).

8.4.2	Aetna’s criminal conduct or exclusion from the Medicare Program or any other federal or state health benefit program;

8.4.3	Aetna’s license being suspended, revoked or not renewed in a state in which Aetna is offering a EGWP Product;

8.4.4	Any act of embezzlement, theft, fraud or dishonesty by Aetna or any affiliate of Aetna; or

8.4.5	An assignment of this Agreement by Aetna in violation of Section 10.4 hereof.

8.5	Automatic Termination. This Agreement shall automatically terminate upon the occurrence of (a) a Party’s inability to pay debts as they mature, making an assignment for the benefit of creditors, or becoming the subject of a bankruptcy, insolvency or similar proceeding; or (b) a Party dissolves or is disqualified to do business under applicable state or federal law.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

8.6	Termination of Contract with CMS. This Agreement shall automatically terminate as of the date Aetna’s last contract with CMS is terminated or non renewed (by either CMS or Aetna).

8.7	Change of Control; Asset Transfer. For purpose of this Section 8.6, “Change of Control” means “an effective transfer of fifty percent (50%) or more ownership of Upline or any of Upline’s affiliates, where Upline and Upline’s affiliates, if any, are entities and not individuals.” For purposes of this Section 8.6, “Asset Transfer” shall mean “the effective sale or transfer of fifty percent (50%) or more of the assets of Upline or Upline’s affiliates.” Upon a Change of Control, Upline shall provide Aetna with written notice promptly following the public announcement of the Change of Control, which notice shall include sufficient evidence demonstrating such Change of Control or applicable state filings showing the effective date of the Change of Control. Upon receipt of such notice, Aetna, at its discretion, may either acknowledge the terms of the documentation provided by Upline or Upline’s affiliates, as applicable, evidencing the Change of Control or terminate this Agreement upon thirty (30) days written notice, or sooner at Aetna’s sole discretion. Notwithstanding the foregoing, Aetna shall determine, in its sole discretion, whether the evidence provided by Upline or Upline’s affiliate, as applicable, is sufficient documentation of a Change in Control for purposes of compliance with the notice requirements of this Section 8.7.

Upon an Asset Transfer, Upline shall provide Aetna with written notice promptly following the public announcement of the Asset Transfer. An Asset Transfer shall be subject to the restrictions on assignment contained in Section 10.4 of this Agreement.

8.8	Notice of Insolvency, Bankruptcy or Reorganization. Each Party shall provide prompt notice to the other Party of any filing for insolvency, bankruptcy, reorganization, dissolution, liquidation or winding down, or the institution of such or similar proceedings by or against a Party.

SECTION 9 - CONFIDENTIALITY

9.1	Confidential Information. In order for the parties to perform their respective obligations under this Agreement, it may be necessary or desirable for one party (“Disclosing Party”) to disclose Confidential Information (hereinafter defined) to the other party (“Receiving Party”). Receiving Party agrees that, except as required by Laws, neither it nor any of its employees or Licensed Agents will at any time, either during or subsequent to the term of this Agreement, disclose to others, use, copy or permit to be copied, without the express prior written consent of the Disclosing Party, Confidential Information of the Disclosing Party. Receiving Party agrees that any such Confidential Information disclosed to it, its employees, or Licensed Agents shall be used only in connection with the legitimate purposes of this Agreement (or a more limited purpose as specified in writing at the time of disclosure), shall be disclosed only to those who have a need to know it, and shall be safeguarded with the same care normally afforded such confidential information in the possession, custody or control of Receiving Party, provided, however, that such care shall be no less than reasonable care necessary to safeguard the Confidential Information. Each party shall retain full ownership rights to its respective Confidential Information and nothing herein shall be construed as granting a Receiving Party any rights or ownership interests in Confidential Information shared by a Disclosing Party.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

“Confidential Information” shall mean the information of Disclosing Party that relates to Disclosing Party’s past, present or future research or development activities, business operations, technical information, products or financial condition, which is considered proprietary or confidential to Disclosing Party (whether or not such information is marked “proprietary” or “confidential”), or by its nature would be considered confidential, in any form disclosed. For the avoidance of doubt, Confidential Information shall include the compensation fees set forth in Exhibit C, as well as information about Aetna products that are pending CMS approval.

The foregoing shall not apply when, after and to the extent the Confidential Information disclosed (i) becomes generally available to the public through no fault of Receiving Party; (ii) is subsequently received by Receiving Party in good faith from a third party without breaching any confidentiality obligation between the third party and Disclosing Party; or (iii) is required by Laws to be disclosed; provided, however, Receiving Party shall notify Disclosing Party prior to disclosure of any Confidential Information as required by Laws so that Disclosing Party may seek an appropriate protective order or other remedy and shall only disclose the minimum amount of Confidential Information necessary to comply with Laws.

The failure of either Party to comply with the provisions of this Section 9.1 shall be a material breach of this Agreement. Each Party agrees and acknowledges that the restrictions contained in this Section 9.1 are reasonable and necessary to protect the legitimate business interests of the Disclosing Party and that any violation thereof would result in irreparable harm to the Disclosing Party. Accordingly, in the event of an actual or threatened breach of the obligations contained in this Section 9.1, the Disclosing Party is entitled to seek injunctive relief or other equitable remedy or damages in addition to those remedies provided under this Agreement to protect the confidentiality of Disclosing Party’s Confidential Information.

Upon termination of this Agreement, each Receiving Party shall, upon request of the Disclosing Party, return or destroy any Confidential Information of the Disclosing Party held by the Receiving Party, its employees and Licensed Agents. Each Party agrees and acknowledges that compliance with this Section 9.1 is a continuing obligation and the confidentiality obligations contained herein shall survive the termination of this Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

9.2	Business Associate Agreement. Upline agrees to comply with the business associate requirements set forth in Exhibit E, which is attached hereto and incorporated herein by reference.

SECTION 10 - MISCELLANEOUS

10.1	Independent Contractor. Nothing contained herein shall be construed to create the relationship of employer and employee, partners or joint ventures between the parties hereto. Upline and its Agents shall be free to exercise its and their independent judgment in the performance of this Agreement, subject only to the terms hereof and the written rules established by Aetna, and agreed to by Upline, from time to time.

10.2	Compliance with Laws and Policies and Procedures. Upline and Aetna shall at all times comply with Laws. Upline shall comply with all written policies and procedures established by Aetna as have been provided to Upline (including those contained in the Producer Guide) and as may be amended from time to time (of which amendments Upline shall be informed on a periodic basis).

10.3	Non-Waiver of Covenants. Should Aetna or Upline at any time fail to insist upon a strict performance of each and every provision of this Agreement incumbent upon the other to be kept and performed or fail to adhere strictly to the terms and provisions hereof, or to any one of them, such failure shall not be construed as a waiver of the party’s right to thereafter insist upon strict performance or seek enforcement of all the terms and provisions of this Agreement.

10.4	Assignment. This Agreement is not assignable by Upline without the prior written consent of Aetna. Upline may not assign compensation paid under this Agreement except as is set forth herein to a Downline Agent. Aetna may assign this Agreement to an affiliate or to a successor in interest.

10.5	Contract Interpretation. If any section, clause, paragraph, term or provision of this Agreement shall be found to be void and unenforceable by any court of competent jurisdiction, such finding shall have no effect upon any other section, clause, paragraph, term or provision of this Agreement and the same shall be given full force and effect.

10.6	Notice. Whenever notice is to be given by either party to the other, it must be done in writing by U.S. Mail, overnight delivery, or facsimile to the parties at the address set forth on the signature page or for notices to Upline only, to the email address for Upline set forth on the signature page. All notices are duly given: (i) when deposited in the U.S. mail or with a national overnight courier service (such as Federal Express), (ii) upon transmittal of a facsimile transmission to the recipient Party at the facsimile number designated; or (iii) in the case of notices to Upline, upon transmittal of an email transmission to the designated email address for Upline. If Aetna’s notice address changes, Aetna will inform Upline of its changed address by providing notice consistent with this Section 10.6. If Upline’s address or other contact information changes, Upline will promptly notify Aetna of such changed address or contact information in accordance with the instructions set forth in the Producer Guide.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

10.7	Indemnity.

a.	Upline shall indemnify Aetna (and any officer, director, employee, shareholder, affiliated companies, representative or agent of Aetna) from and against any and all losses, claims, damages, or liabilities, including any and all investigative, legal, and other expenses (including reasonable attorneys’ fees and amounts paid in settlement) (“Losses”) suffered, incurred, or sustained by Aetna or to which Aetna becomes subject resulting from, arising out of or relating to any claim as a result of any of the following by Upline, Principal or an Agent: (i) breach of this Agreement, (ii) any negligence, intentional wrongful acts or omissions, in performance of, or failure to perform, an obligations under this Agreement, (iii) an actual or alleged direct or indirect omission or commission that causes Aetna to violate any Laws; (iv) any dispute involving any of Upline, Principal or another Agent; or (v) an action by any Agent for compensation in connection with a Sale or Renewal; (vi) any representation that is misleading, reckless or false . Notwithstanding the foregoing, Upline shall not be responsible for Losses to the extent any such Losses are found in a final judgment by a court of competent jurisdiction to have resulted directly and solely from Aetna’s fraud, criminality or willful misconduct.

10.8	Disputes. The Parties agree to act in respect of all matters related to this Agreement in good faith. If Aetna and Upline cannot mutually resolve a dispute which arises out of or relates to this Agreement, the dispute shall be decided through binding arbitration. To initiate arbitration, either Aetna or Upline shall notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent shall respond thereto in writing within ten (10) days of its receipt of such notice. In such response, the party shall also assert any claim, defense and other dispute it may have which arises out of or relates to this Agreement. Either party may file the dispute with American Arbitration Association under the Commercial Arbitration Rules. Those rules will apply to the proceedings except as amended in this Agreement. The arbitration hearing shall be held before a panel of three arbitrators, each of whom must be an arbitration panelist from American Arbitration Association and have experience in health insurance or health insurance sales and marketing. Aetna and Upline shall each appoint one arbitrator by written notification to the other party within 30 days of the date of the mailing of the notification initiating the arbitration. These two arbitrators shall then select the third arbitrator. Should the two arbitrators be unable to agree upon the choice of a third arbitrator, each party to this Agreement will appoint another arbitrator and the process shall be repeated until a third arbitrator is appointed. Once the entire panel is chosen, the arbitrators are empowered to decide all substantive and procedural issues by majority vote. The arbitration hearing shall be held in Philadelphia, Pennsylvania or Hartford, Connecticut, at Aetna’s option, unless otherwise agreed. The arbitrators shall establish procedures warranted by the facts and issues of the particular case and the parties agree to abide by such procedures but discovery, if allowed by the arbitrators, shall be limited to five depositions per side and ten document requests. The decision of the arbitrators shall be final and binding upon the parties without appeal. Cost and fees of the arbitrators shall be borne equally by the parties, unless otherwise awarded by the arbitrators to the prevailing party. Notwithstanding any other provision of this Agreement, neither party is required to arbitrate any issue for which injunctive relief is sought, and neither party shall be required to arbitrate any issue whatsoever in the event that the other party becomes subject to the appointment of a receiver, liquidator, conservator or trustee or a state insurance regulatory authority in such capacity.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

10.9	Governing Law and Venue. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws provisions. Venue for any action shall be in a court located in Philadelphia, Pennsylvania.

10.10	Titles and Headings. Titles and headings for the paragraphs, subparagraphs or sections herein are for convenience only, are not part of this Agreement, and shall not define or limit any of this Agreement’s terms.

10.11	Survival. The following sections of this Agreement shall survive the termination of this Agreement: 1, 2.3, 3.1(a), 3.1(b), 3.2, 3.4, 3.5„ 3.6, 3.7, 3.8, 3.9, 3.10,4.1, 5.1, 6.1, 6.2, 6.3, 6.4, 6.5, 6.7, 6.8, 6.9, 6.9, 6.10, 6.11, 7.3, 7.4, 8.6, 8.7, 9,10.2,10.3, 10.4,10.5,10.6, 10.7, 10.8,10.9,10.10,10.11, 10.12,10.15,10.16,10.17,10.18, Exhibit B, Exhibit C, and Exhibit D (including Schedule D-l thereto). Further, the parties agree that any provision which survives termination may be amended following termination, in accordance with Section 10.14.

10.12	Legal Actions Against Target Customers. Upline shall not institute legal proceedings against any Target Customer for any cause arising out of the business transacted under this Agreement unless Aetna shall have been notified in writing of such action or the proposed action prior to or simultaneously with the institution of such legal proceedings.

10.13	Subcontractors and Delegates. Except as expressly provided in this Agreement, Upline shall not subcontract or delegate any functions under this Agreement without the prior written consent of Aetna. Aetna may delegate performance of all or any part of this Agreement to one or more affiliates without notice to or consent of Upline.

10.14	Amendment. Except as otherwise provided herein (including, without limitation, Section 6.2), this Agreement may be amended upon (i) the written agreement of both parties, or (ii) by Aetna, upon thirty (30) days prior written notice to Upline of the amendment. In order to comply with Laws, Aetna may amend this Agreement immediately upon notice to Upline.

10.15	Entire Agreement. This Agreement, including all appendices and schedules attached hereto, constitutes the entire contract between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

10.16	Principal. Upline hereby represents and warrants that Upline has the authority to execute this Agreement on behalf of Principal, and bind Principal to the terms and conditions hereof

10.17	Use of Target Customer or Medicare Beneficiary Information. Without prior written approval from Aetna, Upline may not use information it or its Licensed Agents obtain from Sales of Aetna’s EGWP Product to prospective Target Customers or to their potential enrollees information with respect to an EGWP Product Enrollees except for rendering services permitted under this Agreement or for providing the EGWP Product information about other Aetna products.

10.18	Waiver of Multi-Plaintiff, Class, Collective and Representative Actions. Except where prohibited by federal law, covered claims must be brought on an individual basis only, and arbitration on an individual basis is the exclusive remedy. Neither Upline nor Aetna may submit a multi-plaintiff, class, collective or representative action for resolution under this Agreement, and no arbitrator has authority to proceed with arbitration on such a basis. Upline may not participate as a member or representative in any multi-plaintiff, class, collective or representative action against Aetna, and are not entitled to any recovery in such an action in any forum. Any disputes concerning the validity of this multi-plaintiff, class, collective and representative action waiver will be decided by a court of competent jurisdiction, not by the arbitrator. In the event this waiver is found to be unenforceable, then any claim brought on a multi-plaintiff, class, collective or representative basis must be filed in a court of competent jurisdiction, and such court shall be the exclusive forum for all such claims.

[Remainder of page left intentionally blank.]

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Exhibit A
States for Sales

Upline and its Licensed Agents and its Downline Agents and their Designated Agents may provide Sales services as set forth in this Agreement in the following States:

All States where Upline and its Agents are Ready to Sell

Upline may not Sale or conduct activities under this Agreement in the following States:

intentionally Left Blank

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Exhibit B
Compensation

A.	Compensation for Sales

1.          Initial EGWP Sales. Aetna shall pay Upline a per member fee for each completed Initial EGWP Sale for new individuals confirmed by CMS to be an EGWP Product Enrollee enrolled in an Aetna EGWP Product (“Initial Fee”) as follows:

[***]	[***]
[***]	[***]
[***]	[***]
*PDP shall mean Prescription Drug Plan

An Initial EGWP Sale means the enrollment of an individual who is a retiree of a Target Customer in an EGWP Product as a direct result of the Sales activity of Upline and in accordance with the terms and conditions in this Agreement. No Initial Fee for Sales shall be payable to Upline for Initial EGWP Sales after the Target Customer’s EGWP Product’s original effective date.

2.          Renewals. After the Initial EGWP Sale, Aetna shall pay Upline a renewal fee for each subsequent renewal year that an EGWP Product Enrollee is confirmed by CMS to be successfully enrolled in an EGWP Product for the Target Customer (“Renewal Fee”) provided that all of the following is met: i) the Enrollee remains enrolled under the Target Customer’s EGWP Product(s); ii) CMS confirms the enrollee is enrolled in an EGWP Product; iii) this Agreement remains in effect, is terminated by Aetna without cause or terminated by Upline for cause; and iii), Aetna maintains a group policy/benefit/contract with such Target Customer for an EGWP Product as follows:

[***]	[***]
[***]	[***]
[***]	[***]

A Renewal means any EGWP Product Enrollee who continues to be enrolled in an EGWP Product of a Target Customer from one CMS Contract Year to another.

B.	Time Frame for Payment of Compensation: All compensation shall be paid in accordance with Aetna’s regular commission time frame schedule, which is a February to March cycle on an annual basis if all conditions in the Agreement and this Amendment are met. Any compensation due will be paid within 120 days following the EGWP Product Enrollee’s original effective date of coverage.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

C.	CMS Requirements Control Compensation. All payments made to Upline will be in accordance with CMS regulations and guidelines. In the event of any conflict between this Agreement (including Exhibits B and C) and CMS requirements, CMS requirements shall control. Upline shall have no cause of action against Aetna for any fee amounts that cannot be paid or is recouped by Aetna as a result of CMS requirements. The Parties agree that if CMS prohibits the payment of a compensation for a Sale or requires the modification of the amount or method of compensation payment under this Agreement, then Aetna may cease paying the compensation set forth above or modify the compensation amount or method at any time to comply with CMS rules and regulations and Aetna may recoup any amount from Upline that is not in accordance with Laws (including any CMS determination). In addition, the compensation set forth in this Agreement shall be automatically amended (with or without a written document) if Laws so requires. Aetna shall use reasonable efforts to issue an amendment reflecting such compensation changes.

D.	Additional Requirements for Compensation Payments.

In order to be eligible to receive any compensation as set forth above in Section A, whether for an Initial EGWP Sale or a Renewal, in addition to any other requirements set forth in this Agreement, the requirements set forth below must be met:

a.	Appropriately Licensed Agent at time of Sale (except for LOAs and principals)
b.	Complete the nomoreforums, or other designated form process and the onboarding process as referenced in 3.1(vi).
c.	Active license in State of Sale at time of Sale
d.	Active appointment in State of Sale at time of Sale
e.	Must adhere to Exhibit A for allowed States to market in
f.	Completed Annual Certification Process at time of Sale
g.	License Agent of Upline must be Ready to Sell in State of Sale
h.	Notified Aetna of the initial and all subsequent Target Customer meetings in accordance with Section 3.3(b) of the Agreement and the Aetna guidelines
i.	Activities and services directly led to the Sale and the completion of a contract with the Target Customer and Target Customer’s retirees becoming an EGWP Product Enrollee Schedule of meetings and activities must be provided to the Vice President of Group Medicare or his designees

E.	Disputes: All disputes concerning a Sale and whether compensation is due shall first be resolved by the following informal dispute process before following the Dispute Process set forth in Section 10.8 of the Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Exhibit C

SCHEDULE OF ADMINISTRATIVE SERVICES

Upline may be providing certain administrative services to its Downline Agents under this Agreement. The Producer Guide also sets for the administrative services that may provide Upline. Such administrative services may include the following:

1.	Agent Recruiting

•	[***]
•	[***]
•	[***]
•	[***]

2.	Agent Training

•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]

3.	Compliance

•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]

4.	Marketing

•	[***]
•	[***]
•	[***]

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Exhibit D
Medicare Requirements

Licensed

A.	First Tier or Downstream Entity Requirements

1.	Acknowledgement. Aetna is required to identify and oversee its First Tier Entities (as defined in Schedule D-l of ExhibitD) consistent with CMS requirements. Upline acknowledges and agrees that it acts in a capacity as a First Tier Entity in the performance of Services for Aetna under the Agreement, and shall comply, and shall cause its Downstream Entities to comply, with the requirements set forth in this Section A of this ExhibitD and Schedule D-l of ExhibitD with respect to the provision of services under this Agreement, including the performance of delegated activities in connection with Aetna’s Medicare Advantage and/or Part D Program. Except as provided herein, all other provisions of this Agreement between Aetna and Upline not inconsistent herein shall remain in full force and effect. This Section A of ExhibitD and Schedule D-l of the ExhibitD shall supersede and replace any inconsistent provisions to such Agreement; to ensure compliance with required CMS provisions, and shall continue concurrently with the term of such Agreement.

2.	Upline represents and warrants that all provisions of Section A of this ExhibitD and Schedule D-l shall apply equally to any employee, temporary employee, principal, partner, or other individual that performs services under this Agreement. Upline shall take all steps necessary to cause such individuals to comply with Section A of this ExhibitD and Schedule D-l and all Laws (including CMS instructions). Upline represents and warrants that Upline has the authority to cause such individuals to comply with Exhibit D and Schedule D-l, and shall provide written evidence of the same upon request. Upline also represents and warrants that all provisions of Section A of this ExhibitD and Schedule D-l shall apply equally to any of Upline’s Downstream Entities, as defined by CMS and Schedule D-l. Upline shall include in Upline’s contracts with Downstream Entities all of the contractual and legal obligations required by Aetna in order for the Downstream Entity and Aetna to comply with Laws (including CMS instructions). Upline shall take all steps necessary to cause its Downstream Entities to comply with Section A of this ExhibitD and Schedule D-l, and Laws (including CMS instructions). To the extent CMS requires additional provisions to be included in such subcontracts, Aetna shall amend its contracts with its Downstream Entities accordingly.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

3.	Maintenance of Records and Audits

(a)	Aetna or its designee(s) shall have the right, but not the obligation, to audit, inspect and copy, during regular business hours at Aetna’s cost and in a manner that does not unreasonably interfere with Upline’s business, any books and records Upline maintains pursuant to this Agreement and the services performed, upon ten (10) business days’ written notice to Upline; but only to the extent that such inspection is not prohibited by Laws. To the extent that Aetna uses a third-party to audit Upline, such third party may not be a competitor of Upline and shall execute confidentiality agreement acceptable to Upline, such acceptance shall not be unreasonably denied, delayed or withheld.

(b)	Upline shall maintain (and shall cause Downstream Entities (as defined in Schedule D- 1 hereto) to maintain) operational, financial, administrative and medical records, contracts, books, files and other documents (including, without limitation, records with respect to Sales, EGWP Product Enrollees’ applications for coverage and other transactions with EGWP Product Enrollees and prospective EGWP Product Enrollees) for ten (10) years, or longer to the extent required by Laws in connection with services performed under this Agreement (“Records”). Such Records shall be maintained in a timely and accurate manner and shall, at a minimum, be reasonably sufficient to allow Aetna to determine whether Upline and its Downstream Entities are performing their obligations under the Agreement consistent with the terms of the Agreement and in accordance with Laws and to confirm that the data submitted by Upline and its Downstream Entities for reporting and other purposes is accurate.

(c)	In addition, to the extent applicable to Upline, Upline, on behalf of itself and any Downstream Entities, agrees to comply with 42 C.F.R. § 422.2480(c) and 42 C.F.R. § 423.2480(c) and to maintain all Records containing data used by Aetna to calculate Medicare Medical Loss Ratios (“MLRs”) for EGWP Products and/or evidence needed by Aetna and/or federal governmental authorities with jurisdiction to validate MLRs (collectively, “MLR Records”) for a minimum often (10) years from the date such MLRs were reported by Aetna to CMS.

4.	Compliance with Law. Upline acknowledges that Aetna, directly or indirectly, receives federal funds and that as a contractor of Aetna, the payments to Upline under this Agreement are, in whole or in part, from federal funds. In carrying out its duties and obligations under this Agreement, Upline shall follow and adhere to all Laws, including, but not limited to Title VI of the Civil Rights Act of 1964, as amended (42 U.S.C. §2000d et. Seq.); sections 503 and 504 of the Rehabilitation Act of 1973, as amended (29 U.S.C. §§793 and 794); Title IX of the Education Amendments of 1972, as amended (20 U.S.C. § 1681 et. Seq.); section 654 of the Omnibus Budget Reconciliation Act of 1981, as amended (41 U.S.C. §9849); the Americans with Disabilities Act (42 U.S.C. §12101 et. Seq.); and the Age Discrimination Act of 1975, as amended (42 U.S.C. §6101 et. Seq.); the Vietnam Era Veterans Readjustment Assistance Act (38 U.S.C. § 4212); and applicable sections of the Medicare and Modernization Act of 2003, HIPAA and the HITECH Act of 2009, together with all applicable implementing regulations, rules guidelines and standards as from time to time are promulgated thereunder.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

5.	Exclusion Screening and Related Requirements. Upline understands and agrees that no person or entity that provides services, directly or indirectly, for any EGWP Products, may be an individual or entity excluded from participation in Medicare under Section 1128 or 1128A of the Social Security Act. Upline hereby certifies that no such excluded person or entity will be employed by or utilized by Upline or by any of Upline’s Downstream Entities to directly or indirectly perform services under this Agreement. Upline agrees to review the Department of Health and Human Services (“HHS”) Office of Inspector General List of Excluded Individuals and Entities and the General Services Administration System for Awards Management (collectively, “Exclusion Lists”) to ensure that no persons or entities employed by or utilized by Upline or by any of Upline’s Downstream Entities are included on such Exclusion Lists. Upline agrees to review the Exclusion Lists prior to initially hiring, appointing or contracting with any new employee, temporary employee or Downstream Entity and at least once per month thereafter to confirm that such persons and entities are not included on such Exclusion Lists. Upline agrees that if any such person or entity utilized by Upline to directly or indirectly to perform services under this Agreement appears on an Exclusion List and/or is excluded from participation in any federally-funded health program, Upline will immediately remove the employee, temporary employee or Downstream Entity from any work related directly or indirectly to EGWP Products, and take all corrective actions required under Laws, rules or regulations. In the event Upline or any employee, temporary employee or Downstream Entity of Upline that directly or indirectly performs services under this Agreement is listed in an Exclusion List after the Effective Date, Aetna shall have the right, in its sole discretion and judgment, to terminate Upline’s provision of services to EGWP Products in accordance with the Agreement or to disqualify any such person or entity on the Exclusion List from providing any part of the services under this Agreement. In addition, Upline shall, and shall cause each individual or entity with whom it contracts or to whom it delegates any obligations under the Agreement to review the Specially Designated Nationals and Blocked Persons list published by the Office of Foreign Assets Control of the U.S. Department of Treasury prior to the initial hiring of any employee or engagement of any subcontractor (including any agent) to furnish services to Aetna, and monthly thereafter, and to promptly notify Aetna of discovering any employee’s or subcontractor’s name on such list. Upon such discovery by Upline or Aetna, Aetna reserves the right to block payments to Upline, and/or take any other actions which may be required to comply with law. In the case an Agent appears on the Specially Designated Nationals and Blocked Persons list, Aetna, in its sole discretion, may terminate the appointment of such Agent and/or any agreement between Aetna and such Agent.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

6.	Reporting and Disclosure; Submission of Encounter and Other Data. Upon request by Aetna, Upline shall certify, and cause its Downstream Entities to certify, that any data and other information submitted to Aetna are accurate, complete and truthful based on best knowledge, information and belief. Upline shall provide reasonable cooperation and assistance with Aetna’s requests for information and shall promptly submit encounter data, medical records and such other information as requested by Aetna to allow Aetna to respond in a timely manner to any data validation audits or requests for information by CMS, and to monitor and audit the obligation of Upline and Downstream Entities to provide accurate, complete and truthful data and other information. Upline agrees to immediately notify Aetna if any encounter data that Upline submitted to Aetna is inaccurate, incomplete or erroneous, and cooperate with Aetna to correct erroneous encounter data to ensure Aetna’s compliance with Medicare laws, rules and regulations and CMS instructions. This paragraph 6 shall survive termination of the Agreement, regardless of the cause giving rise to termination

7.	Offshore Services. Upline is prohibited from performing on its own or using any individual or entity (“Offshore Entity”) (including but not limited to, any employee, contractor, agent, representative or other individual or entity) to perform any services for EGWP Products if the individual or entity is physically located outside of one of the fifty United States or one of the United States Territories (i.e., American Samoa, Guam, Northern Marianas, Puerto Rico and the Virgin Islands) (“Offshore Services”) unless Aetna, in its sole discretion and judgment, agrees in advance and in writing to the provision of Offshore Services by Upline or any Offshore Entity as described above. Upline further represents and warrants that it does not and will not permit any EGWP Product Enrollees’ protected health information or other personal information to be accessible by any Offshore Entity, without prior written notice to Aetna and Aetna’s prior written approval of such Offshore Entity. Upline agrees that Aetna has the right to audit any Offshore Entity prior to the provision of Offshore Services for EGWP Products. Additionally, Upline acknowledges and agrees that Offshore Services that involve Member PHI are subject to CMS reporting within thirty (30) days of: (1) performing, or contracting with an Offshore Entity to perform, Offshore Services, and (2) any time Upline changes the Offshore Services that an Offshore Entity will perform.

8.	Compliance Program and Anti-Fraud Initiatives. Upline shall (and shall cause its Downstream Entities to) institute, operate, and maintain an effective compliance program to detect, correct and prevent the incidence of non-compliance with CMS requirements and the incidence of fraud, waste and abuse (FWA) relating to the operation of Aetna’s Medicare Program. Such compliance program shall be appropriate to Upline’s or Downstream Entity’s organization and operations and shall include:

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(a)	written compliance policies and standards of conduct that are comparable to Aetna’s compliance policies/Aetna Code of Conduct and articulate the entity’s commitment to comply with federal and state laws, ethical behavior and compliance program operations. Upline will disseminate either Aetna’s compliance policies/Aetna Code of Conduct or comparable versions to Upline’s employees, officers, and Downstream Entities within 90 days of hire/contracting, when updates are made, and annually thereafter;

(b)	reporting mechanisms communicated to Upline’s employees and Downstream Entities for their use in adhering to the expectation that Upline, its employees and its Downstream Entities report potential non-compliance or FWA issues (internally and to Aetna, as applicable) and understand their obligation to report. Upline must publicize the reporting methods to Upline’s employees and Downstream Entities along with a no-tolerance policy for retaliation or retribution for good faith reporting;

(c)	completion of CMS’ Medicare Learning Network® “Medicare Parts C and D Fraud, Waste, and Abuse Training and Medicare Parts C and D General Compliance Training” by Upline’s employees, officers, and Downstream Entities initially within ninety (90) days of hire/contracting and at least annually thereafter, unless exempt from Fraud, Waste, and Abuse training under relevant CMS regulations. Training may be completed in one of two ways: (1) by completing the general compliance and FWA training modules located on the CMS Medicare Learning Network; or (2) by downloading, viewing or printing the content of the then current CMS standardized training modules from the CMS website to incorporate into Upline’s and/or Downstream Entity’s organization’s existing compliance training materials/systems. The CMS training content may not be changed but Upline and/or its Downstream Entities may add to it to cover topics specific to its organization;

(d)	processes to oversee and ensure that Upline and Upline’s Downstream Entities maintain compliance with processes to oversee and ensure that: (1) Upline and Upline’s Downstream Entities maintain compliance with CMS compliance program requirements, and (2) Upline’s Downstream Entities perform the services to be provided under this Agreement consistent with this Agreement and the agreement between Upline and such Downstream Entities. Upline’s oversight under this Agreement shall include: (1) imposition of disciplinary actions, as needed, to ensure employee compliance with CMS compliance program requirements, and (2) implementation of corrective actions (up to and including contract termination), as needed, with respect to its Downstream Entities to ensure Downstream Entity compliance with applicable CMS requirements, including the CMS compliance program requirements, this Agreement and Upline’s contract with the Downstream Entity; and

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(e)	retention of evidence showing that Upline and Upline’s Downstream Entities complied with the requirements set forth in this Section 8(e). Such evidence must be maintained for at least the period of time specified in Section A (3) of this Exhibit D and shall be made available to Aetna and CMS, upon request. Upline shall complete attestations in the form and manner requested by Aetna to confirm its compliance with this Section on an annual basis.

9.	Schedule D-l. Upline agrees to comply with all the provisions set forth in Schedule D-l to this Exhibit D. All obligations set forth in Schedule D-l apply equally to the Medicare Advantage Plans and Part D Plans, even if Schedule D-l only refers to Medicare Advantage Plans.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Schedule D-l
Medicare Contract

CMS requires that specific terms and conditions be incorporated into the Agreement between a Medicare Advantage Organization or First Tier Entity and a First Tier Entity or Downstream Entity to comply with the Medicare laws, regulations, and CMS instructions, including, but not limited to, the Medicare Prescription Drug, Improvement and Modernization Act of 2003, Pub. L. No. 108-173,117 Stat. 2066 (“MMA”); and

Except as provided herein, all other provisions of the Agreement between Aetna and Upline not inconsistent herein shall remain in full force and effect. This schedule shall supersede and replace any inconsistent provisions to such Agreement, to ensure compliance with required CMS provisions, and shall continue concurrently with the term of such Agreement.

NOW, THEREFORE, the parties agree as follows:

A.	Definitions:

1)	Centers for Medicare and Medicaid Services (“CMS”): the agency within the Department of Health and Human Services that administers the Medicare program.

2)	Completion of Audit: completion of audit by the Department of Health and Human Services, the Government Accountability Office, or their designees of a Medicare Advantage Organization, Medicare Advantage Organization contractor or related entity.

3)	Downstream Entity: any party that enters into a written arrangement, acceptable to CMS, with persons or entities involved with the MA benefit, below the level of the arrangement between an MA organization (or applicant) and a first tier entity. These written arrangements continue down to the level of the ultimate provider of both health and administrative services.

4)	Final Contract Period: the final term of the contract between CMS and the Medicare Advantage Organization.

5)	First Tier Entity: any party that enters into a written arrangement, acceptable to CMS, with an MA organization or applicant to provide administrative services or health care services for a Medicare eligible individual under the MA program.

6)	Medicare Advantage (“MA”): an alternative to the traditional Medicare program in which private plans run by health insurance companies provide health care benefits that eligible beneficiaries would otherwise receive directly from the Medicare program.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

7)	Medicare Advantage Organization (“MA organization”): a public or private entity organized and licensed by a State as a risk-bearing entity (with the exception of provider-sponsored organizations receiving waivers) that is certified by CMS as meeting the MA contract requirements.

8)	Member or Enrollee: a Medicare Advantage eligible individual who has enrolled in or elected coverage through a Medicare Advantage Organization.

9)	Provider: (1) any individual who is engaged in the delivery of health care services in a State and is licensed or certified by the State to engage in that activity in the State; and (2) any entity that is engaged in the delivery of health care services in a State and is licensed or certified to deliver those services if such licensing or certification is required by State law or regulation.

10)	Related entity: any entity that is related to the MA organization by common ownership or control and (1) performs some of the MA organization’s management functions under contract or delegation; (2) furnishes services to Medicare enrollees under an oral or written agreement; or (3) leases real property or sells materials to the MA organization at a cost of more than $2;500 during a contract period.

B.	Required Provisions:

Upline agrees to the following:

1)	HHS, the Comptroller General, or their designees have the right to audit, evaluate, and inspect any pertinent information for any particular contract period, including, but not limited to, any books, contracts, computer or other electronic systems (including medical records and documentation of the first tier, downstream, and entities related to CMS’ contract with Aetna’s Affiliates included in this Agreement, (hereinafter, “MA organization”) through 10 years from the final date of the final contract period of the contract entered into between CMS and the MA organization or from the date of completion of any audit, whichever is later. [42 C.F.R. §§ 422.504(i)(2)(i) and (ii)] and [42 CFR §423.505]

2)	HHS, the Comptroller General, or their designees have the right to audit, evaluate, collect, and inspect any records under paragraph 1 of this amendment directly from any first tier, downstream, or related entity. For records subject to review under paragraph 1, except in exceptional circumstances, CMS will provide notification to the MA organization that a direct request for information has been initiated. [42 C.F.R. §§ 422.504(i)(2)(ii) and (iii)] and [42 C.F.R. §423.505]

3)	Upline will comply with the confidentiality and enrollee record accuracy requirements, including: (1) abiding by all Federal and State laws regarding confidentiality and disclosure of medical records, or other health and enrollment information, (2) ensuring that medical information is released only in accordance with applicable Federal or State law, or pursuant to court orders or subpoenas, (3) maintaining the records and information in an accurate and timely manner, and (4) ensuring timely access by enrollees to the records and information that pertain to them. [42 C.F.R. §§ 422.504(a)(13) and 422.118] and [42 CFR §423.136]

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

4)	Enrollees will not be held liable for payment of any fees that are the legal obligation of the MA organization. [42 C.F.R. §§ 422.504(i)(3)(i) and 422.504(g)(l)(i)] and [42 CFR §423.505(i)(3)(i)]

5)	Any services or other activity performed in accordance with a contract or written agreement by Upline are consistent and comply with the MA organization’s contractual obligations. [42 C.F.R. § 422.504(i)(3)(iii)] and [42 CFR §423.505(i)(3)(iii)]

6)	Upline and any related entity, contractor or subcontractor will comply with all applicable Federal and Medicare laws, regulations, and CMS instructions. [42 C.F.R. §§ 422.504(i)(4)(v)] and [42 CFR §423.505(i)(4)(iv)]

7)	If any of the MA organization’s activities or responsibilities under its contract with CMS are delegated to any first tier, downstream and related entity:

(i)	The delegated activities and reporting responsibilities are specified as follows:

Upline shall (a) solicit, procure and transmit enrollment applications for Sales to eligible Medicare beneficiaries; (b) market EGWP Products; and (c) Refer Medicare beneficiaries to Aetna. Please see Sections 2 and 3 of the Agreement.

(ii)	CMS and the MA organization reserve the right to revoke the delegation activities and reporting requirements or to specify other remedies in instances where CMS or the MA organization determine that such parties have not performed satisfactorily.

(iii)	The MA organization will monitor the performance of the parties on an ongoing basis.

Please see Section 4.2 and ExhibitD

(iv)	If the MA organization delegates the selection of providers, contractors, or subcontractor, the MA organization retains the right to approve, suspend, or terminate any such arrangement.

[42 C.F.R. §§ 422.504(i)(4) and (5)]

In the event of a conflict between the terms and conditions above and the terms of a related agreement, the terms above control.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

ExhibitE
BUSINESS ASSOCIATE AGREEMENT
HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT (HIPAA)

This Business Associate Agreement (the “BAA”) is made by and between Aetna (hereinafter the “Covered Entity”) and Upline (hereinafter the “Business Associate”), and is effective as of the Effective Date. This BAA is attached to and incorporated into the Aetna Marketing Agreement for Upline Licensed Agents and Agencies between Business Associate and Covered Entity (the “Agreement”). All capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Agreement. In conformity with the regulations at 45 C.F.R. Parts 160-164 (the “Privacy and Security Rules”), Covered Entity will provide Business Associate with access to, or have Business Associate create, maintain, transmit and/or receive certain Protected Health Information (as defined below), thus necessitating a written agreement that meets the applicable requirements of the Privacy and Security Rules. Covered Entity and Business Associate agree as follows:

1.	Definitions. The following terms shall have the meaning set forth below:

(a)	ARRA. “ARRA” means the American Recovery and Reinvestment Act of 2009

(b)	Breach. “Breach” has the same meaning as the term “breach” in 45 C.F.R. 164.402.

(c)	C. F. R. “C.F. R.” means the Code of Federal Regulations.

(d)	Designated Record Set. “Designated Record Set” has the meaning assigned to such term in 45 C. F. R. 160.501.

(e)	Discovery. “Discovery” shall mean the first day on which a Breach is known to Business Associate (including any person, other than the individual committing the breach, that is an employee, officer, or other agent of Business Associate), or should reasonably have been known to Business Associate, to have occurred.

(f)	Electronic Protected Health Information. “Electronic Protected Health Information” means information that comes within paragraphs 1 (i) or 1 (ii) of the definition of “Protected Health Information”, as defined in 45 C. F. R. 160.103.

(g)	Individual. “Individual” shall have the same meaning as the term “individual” in 45 C. F. R. 160.103 and shall include a person who qualifies as personal representative in accordance with 45 C. F. R. 164.502 (g).

(h)	Protected Health Information. “Protected Health Information” shall have the same meaning as the term “Protected Health Information”, as defined by 45 C. F. R. 160.103, limited to the information created or received by Business Associate from or on behalf of Covered Entity.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(i)	Required by Law. “Required by Law” shall have the same meaning as the term “required by law” in 45 C. F. R. 164.103.

(j)	Secretary. “Secretary” shall mean the Secretary of the Department of Health and Human Services or his designee.

(k)	Security Incident. “Security Incident” shall have the same meaning as the term “security incident” in 45 C.F.R. 164.304.

(l)	Standard Transactions. “Standard Transactions” means the electronic health care transactions for which HIPAA standards have been established, as set forth in 45 C. F. R., Parts 160-162.

(m)	Unsecured Protected Health Information. “Unsecured Protected Health Information” means Protected Health Information that is not secured through the use of a technology or methodology specified by guidance issued by the Secretary from time to time.

2.	Obligations and Activities of Business Associate.

(a)	Business Associate agrees to not use or further disclose Protected Health Information other than as permitted or required by this BAA or as Required by Law. Business Associate shall also comply with any further limitations on uses and disclosures agreed by Covered Entity in accordance with 45 C.F.R. 164.522 provided that such agreed upon limitations have been communicated to Business Associate in accordance with Section 4.1(c) of this BAA.

(b)	Business Associate agrees to use appropriate safeguards to prevent use or disclosure of the Protected Health Information other than as provided for by this BAA, including but not limited to the safeguards described in Section 2(m) of this BAA.

(c)	Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of Protected Health Information by Business Associate in violation of the requirements of this BAA.

(d)	Business Associate agrees to promptly report to Covered Entity any use or disclosure of the Protected Health Information not provided for by this BAA of which it becomes aware.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(e)	Business Associate agrees to report to Covered Entity any Breach of Unsecured Protected Health Information without unreasonable delay and in no case later than five (5) Business days after Discovery of a Breach. Such notice shall include the identification of each Individual whose Unsecured Protected Health Information has been, or is reasonably believed by Business Associate, to have been, accessed, acquired, or disclosed In connection with such Breach. In addition, Business Associate shall provide any additional information reasonably requested by Covered Entity for purposes of investigating the Breach. Business Associate’s notification of a Breach under this section shall comply in all respects with each applicable provision of Section 13400 of Subtitle D (Privacy) of ARRA, 45 CFR 164.410, and related guidance issued by the Secretary from time to time. Without limiting Covered Entity’s remedies under Section 6 or any other provision of this BAA, in the event of a Breach involving Unsecured Protected Health Information maintained, used or disclosed by Business Associate, Business Associate shall reimburse Covered Entity for the cost of providing any legally required notice to affected Individuals and the cost of credit monitoring for such Individuals to extent deemed necessary by Covered Entity in its reasonable discretion.

(f)	In accordance with 45 CFR 164.502(e)(l)(ii) and 164.308(b)(2), if applicable, Business Associate agrees to ensure that any subcontractors that create, receive, maintain, or transmit Protected Health Information on behalf of Business Associate agree in writing to the same restrictions and conditions that apply through this BAA to Business Associate with respect to such information. In no event shall Business Associate, without Covered Entity’s prior written approval, provide Protected Health Information received from, or created or received by Business Associate on behalf of Covered Entity, to any employee or agent, including a subcontractor, if such employee, agent or subcontractor receives, processes or otherwise has access to the Protected Health Information outside of the United States.

(g)	Business Associate agrees to provide access, at the request of Covered Entity, within ten (10) business days of the request from Covered Entity, to Protected Health Information in a Designated Record Set, to Covered Entity or, as directed by Covered Entity, to an Individual in order to meet the requirements under 45 C.F.R. 164.524. Covered Entity’s determination of what constitutes “Protected Health Information” or a “Designated Record Set” shall be final and conclusive. If Business Associate provides copies or summaries of Protected Health Information to an Individual it may impose a reasonable, cost-based fee in accordance with 45 C.F.R. 164.524 (c)(4).

(h)	Business Associate agrees to make any amendment(s) to Protected Health Information in a Designated Record Set that the Covered Entity directs or agrees to pursuant to 45 C.F.R. 164.526 at the request of Covered Entity or an Individual, within ten (10) business days of a request by Covered Entity. Business Associate shall not charge any fee for fulfilling requests for amendments. Covered Entity’s determination of what Protected Health Information is subject to amendment pursuant to 45 C.F.R. 164.526 shall be final and conclusive.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(i)	Business Associate agrees to make (i) internal practices, books, and records, including policies and procedures, relating to the use and disclosure of Protected Health Information received from, or created or received by Business Associate on behalf of, Covered Entity, and (ii) policies, procedures, and documentation relating to the safeguarding of Electronic Protected Health Information available to the Covered Entity, or at the request of the Covered Entity to the Secretary, in a time and manner designated by the Covered Entity or the Secretary, for purposes of the Secretary determining Covered Entity’s or Business Associate’s compliance with the Privacy and Security Rules.

(j)	Business Associate agrees to document such disclosures of Protected Health Information as would be required for Covered Entity to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 C.F.R. 164.528.

(k)	Business Associate agrees to provide to Covered Entity, in the time and manner described below, the information collected in accordance with Section 2(j) of this BAA, to permit Covered Entity to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 C.F.R. 164.528. Business Associate agrees to provide such information to Covered Entity within thirty (30) business days of receipt of a request from Covered Entity.

(l)	Business Associate acknowledges that it shall request from the Covered Entity and so disclose to its affiliates, Licensed Agents and subcontractors or other third parties, (i) the information contained in a “limited data set,” as such term is defined at 45 C.F.R. 164.514(e)(2), or, (ii) if needed by Business Associate, to the minimum necessary to accomplish the intended purpose of such requests or disclosures, in all cases, Business Associate shall request and disclose Protected Health Information only in a manner that is consistent with guidance issued by the Secretary from time to time.

(m)	With respect to Electronic Protected Health Information, Business Associate shall implement and comply with (and ensure that its subcontractors implement and comply with) the administrative safeguards set forth at 45 C.F.R. 164.308, the physical safeguards set forth at 45 C.F.R. 310, the technical safeguards set forth at 45 C.F.R. 164.312, and the policies and procedures set forth at 45 C.F.R. 164.316 to reasonably and appropriately protect the confidentiality, integrity, and availability of the Electronic Protected Health Information that it creates, receives, maintains, or transmits on behalf of Covered Entity. Business Associate acknowledges that, (i) the foregoing safeguard, policies and procedures requirements shall apply to Business Associate in the same manner that such requirements apply to Covered Entity, and (ii) Business Associate shall be liable under the civil and criminal enforcement provisions set forth at 42 U.S.C. 1320d-5 and 1320d-6, as amended from time to time, for failure to comply with the safeguard, policies and procedures requirements and any guidance issued by the Secretary from time to time with respect to such requirements.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(n)	With respect to Electronic Protected Health Information, Business Associate shall ensure that any subcontractors that create, receive, maintain, or transmit Electronic Protected Health Information on behalf of Business Associate, agree to comply with the applicable requirements of Subpart C of 45 C.F.R. Part 164 by entering into a contract that complies with 45 C.F.R. Section 164.314.

(o)	Business Associate shall report to Covered Entity any Security Incident of which it becomes aware, including Breaches of Unsecured Protected Health Information as required by 45 C.F.R. Section 164.410.

(p)	If Business Associate conducts any Standard Transactions on behalf of Covered Entity, Business Associate shall comply with the applicable requirements of 45 C.F.R. Parts 160- 162.

(q)	During the term of this BAA, Business Associate may be asked to complete a security survey and/or attestation document designed to assist Covered Entity in understanding and documenting Business Associate’s security procedures and compliance with the requirements contained herein. Business Associate’s failure to complete either of these documents within the reasonable timeframe specified by Covered Entity shall constitute a material breach of this BAA.

(r)	Business Associate acknowledges that, as of the Effective Date, it shall be liable under the civil and criminal enforcement provisions set forth at 42 U.S.C. 1320d-5 and 1320d-6, as amended from time to time, for failure to comply with any of the use and disclosure requirements of this BAA and any guidance issued by the Secretary from time to time with respect to such use and disclosure requirements.

(s)	To the extent Business Associate is to carry out one or more of Covered Entity’s obligation(s) under Subpart E of 45 CFR Part 164, Business Associate shall comply with the requirements of Subpart E that apply to Covered Entity in the performance of such obligation(s).

(t)	To the extent that Business Associate provides services to Covered Entity relating to individuals enrolled in state or federal programs (e.g., Medicare or Medicaid), Business Associate shall comply with any additional restrictions or requirements related to the use, disclosure, maintenance, and protection of Protected Health Information of individuals enrolled in such programs through Covered Entity. With respect to the Protected Health Information of Medicare enrollees, Business Associate shall report privacy and security incidents and/or Breaches immediately, but not later than one (1) day, to Covered Entity and include the information required under this Section 2 of this Addendum.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

3.	Permitted Uses and Disclosures by Business Associate.

3.1	General Use and Disclosure. Except as otherwise limited in this BAA, Business Associate may use or disclose Protected Health Information to perform its obligations and services to Covered Entity, provided that such use or disclosure would not violate the Privacy and Security Rules if done by Covered Entity or the minimum necessary policies and procedures of the Covered Entity.

3.2	Specific Use and Disclosure Provisions.

(a)	Except as otherwise prohibited by this BAA, Business Associate may use Protected Health Information for the proper management and administration of the Business Associate or to carry out the legal responsibilities of the Business Associate.

(b)	Except as otherwise prohibited by this BAA, Business Associate may disclose Protected Health Information for the proper management and administration of the Business Associate, provided that disclosures are Required By Law, or Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as Required By Law or for the purpose for which it was disclosed to the person, and the person notifies the Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached in accordance with the Breach and Security Incident notifications requirements of this BAA.

(c)	Business Associate shall not directly or indirectly receive remuneration in exchange for any Protected Health Information of an Individual without Covered Entity’s prior written approval and notice from Covered Entity that it has obtained from the Individual, in accordance with 45 C.F.R. 164.508, a valid authorization that includes a specification of whether the Protected Health Information can be further exchanged for remuneration by Business Associate. The foregoing shall not apply to Covered Entity’s payments to Business Associate for services delivered by Business Associate to Covered Entity.

(d)	Business Associate shall not de-identify any Protected Health Information except as authorized by Covered Entity to provide data aggregation services to Covered Entity as permitted by 42 C.F.R. 164.504(e)(2)(i)(B).

(e)	Business Associate may use Protected Health Information to report violation of law to appropriate Federal and State authorities, consistent with 164.502 (j)(l).

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

4.	Obligations of Covered Entity.

4.1	Provisions for Covered Entity to Inform Business Associate of Privacy Practices and Restrictions.

(a)	Covered Entity shall notify Business Associate of any limitation(s) in Covered Entity’s notice of privacy practices that Covered Entity produces in accordance with 45 C.F.R. 164.520 (as well as any changes to that notice), to the extent that such limitation(s) may affect Business Associate’s use or disclosure of Protected Health Information.

(b)	Covered Entity shall provide Business Associate with any changes in, or revocation of, permission by Individual to use or disclose Protected Health Information, to the extent that such changes affect Business Associate’s use or disclosure of Protected Health Information.

(c)	Covered Entity shall notify Business Associate of any restriction to the use or disclosure of Protected Health Information that Covered Entity has agreed to in accordance with 45 C.F.R. 164.522, to the extent that such restriction may affect Business Associate’s use or disclosure of Protected Health Information.

4.2	Permissible Requests by Covered Entity. Except as may be set forth in Section 3.2, Covered Entity shall not request Business Associate to use or disclose Protected Health Information in any manner that would not be permissible under the Privacy and Security Rules if done by Covered Entity.

5.	Term and Termination.

(a)	Term. The provisions of this BAA shall take effect on the Effective Date and shall terminate as set forth in Section 5(b) below.

(b)	Termination. Termination shall be governed by Section 8 of the Agreement.

(c)	Effect of Termination.

(1)	Except as provided in Section 5(c), upon termination of this BAA, for any reason, Business Associate shall return or destroy all Protected Health Information received from Covered Entity, or created, maintained, transmitted or received by Business Associate on behalf of Covered Entity. This provision shall apply to Protected Health Information that is in the possession of subcontractors or Licensed Agents of Business Associate. Business Associate shall retain no copies of the Protected Health Information.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(2)	In the event the Business Associate determines that returning or destroying the Protected Health Information is infeasible, Business Associate shall provide to Covered Entity notification of the conditions that make return or destruction infeasible. Upon mutual agreement of the Parties that return or destruction of Protected Health Information is infeasible, per Section 5(a) above, Business Associate shall continue to extend the protection of this BAA to such Protected Health Information and limit further uses and disclosures of such Protected Health Information for so long as Business Associate maintains such Protected Health Information.

6.	Indemnification. Indemnification shall be governed by the indemnification provisions set forth in Section 10.7 of the Agreement.

7.	Notices. Any notices or communications to be given under this BAA shall be made to the address and/or fax numbers given below:

To Business Associate:	To Covered Entity:
To the address set forth on the signature page of the Agreement	Aetna HIPAA Member Rights Team 151 Farmington Avenue, RT65 Hartford, CT 06156 Fax: (859) 280-1272 Email: HIPAAFulfillment@aetna.com

Each Party named above may change its address in accordance with Section 10.6 of the Agreement.

8.	Miscellaneous.

(a)	Regulatory References. A reference in this BAA to a section in the Privacy and Security Rules means the section as in effect or as amended, and for which compliance is required.

(b)	Amendment. Any amendment of this BAA shall be governed by Section 10.14 of the Agreement.

(c)	Survival. The respective rights and obligations of Business Associate under Sections 5(c) and 6 of this BAA shall survive the termination of this BAA.

(d)	Interpretation. Any ambiguity in this BAA shall be resolved in favor of a meaning that permits Covered Entity to comply with the Privacy and Security Rules. In the event of any inconsistency or conflict between this BAA and any other agreement between the Parties, the terms, provisions and conditions of this BAA shall govern and control.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(e)	No third party beneficiary. Nothing express or implied in this BAA is intended to confer, nor shall anything herein confer, upon any person other than the Parties and the respective successors or assigns of the Parties, any rights, remedies, obligations, or liabilities whatsoever.

(f)	Governing Law. This BAA shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.